EXHIBIT 10.2

                      NON-QUALIFIED STOCK OPTION AGREEMENT

      THIS AGREEMENT is made as of _______________, between AngioDynamics, Inc., ("Company") and _________________ ("Optionee"). Terms used herein have the same meaning as in the Company's 1997 Stock Option Plan ("Plan").

      1. The Company hereby grants to Optionee a Non-Qualified Stock Option to purchase _____________ Shares of Class B Non-Voting Common Stock pursuant and subject to the terms of the Plan, a copy of which has been delivered to Optionee and which is incorporated herein by reference.

      2. The option price per share shall be _________. (Total proceeds - _______).

      3. The Option shall expire on ______________, unless earlier terminated.

      4. In the event Optionee becomes employed by, associated in any way with, or the beneficial owner of more than 1% of the equity of any business which competes, directly or indirectly, with the Company's business in any geographical area where the Company then does business, the Option shall immediately expire and Optionee shall have no rights hereunder.

      5. Except as provided hereinafter and in Section 8, the Option shall be exercisable as to the Shares covered hereby, 20% on the first anniversary of this grant and 20% on each anniversary thereafter provided a Threshold Event occurs. A Threshold Event is defined as the earlier of (a) fourteen months after either an Initial Public Offering ("IPO") of the Company or the spin-off of all of the Company's stock owned by E-Z-EM to E-Z-EM's shareholders, or (b) two months after the occurrence of both such an IPO and such a spin-off.

            Notwithstanding the foregoing, the Option shall be exercisable as to all Shares covered hereby on either _______________, or upon a Change of Control. A Change of Control for the purpose of this Agreement shall mean a sale of more than 50% of the Company's voting shares, or a sale of substantially all of the Company's assets or the consolidation of the Company with or merger with Or into any other entity after which the Company ceases to exist.

      6. The Option shall not be transferable otherwise than by will or by the laws of descent and distribution and during the lifetime of Optionee shall be exercisable only by Optionee.

      7. In the event Optionee ceases to be a director of or consultant to the Company for any reason other than death or disability, the Option may be exercised (if it has not expired under Sections 3 or 4 and is exercisable under Section 5) only during the period ending three months from the date of such cessation.

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            Notwithstanding the foregoing, in the event the Optionee ceases to be a director of or consultant to the Company for cause, the Option shall expire at the time of such termination and Optionee shall have no rights hereunder.

      8. In the event Optionee ceases to be a director of or consultant to the Company by reason of death or disability, the Option may be exercised (if it has not expired under Sections 3 or 4 but regardless of whether it is exercisable under Section 5) only during the period beginning on the date of such cessation and ending one year from the date of such cessation.

      9. Nothing herein or in the Plan shall confer upon any director or consultant of the Company any right to continue in the service of the Company.

      10. The Option and the Plan are subject to adjustments, modifications and amendments as provided in the Plan.

      11. Subject to the Plan, this Agreement shall bind and inure to the benefit of the Company, Optionee and their respective successors, assigns and personal representatives.

      12. This Agreement will be governed by and construed under the laws of New York.

      13. Any disputes, claims or interpretive issues arising hereunder shall be resolved by the Committee in its sole and absolute discretion, and the Committee's determinations shall be final and incontestable.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective from the date first above written.

                                             AngioDynamics, Inc.


                                          By:
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                                          By:
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